                                       Registration No. 333-_______________
===========================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                            __________________

                                 FORM S-8
                          REGISTRATION STATEMENT
                     UNDER THE SECURITIES ACT OF 1933

                            KAYDON CORPORATION
          (Exact name of registrant as specified in its charter)
                             ________________

                DELAWARE                           13-3186040
     (State or other jurisdiction of            (I.R.S. employer
     incorporation or organization)           identification number)

                        Arbor Shoreline Office Park
                            19345 U.S. 19 North
                         Clearwater, Florida 34624
            (Address of principal executive offices, zip code)

                            SEABEE CORPORATION
                    PENSION AND RETIREMENT SAVINGS PLAN
                         (Full title of the plan)

         JOHN F. BROCCI                        ANTHONY J. KOLENIC, JR.
            SECRETARY                        WARNER NORCROSS & JUDD LLP
       KAYDON CORPORATION                       400 TERRACE PLAZA
   ARBOR SHORELINE OFFICE PARK                     P.O. BOX 900
       19345 U.S. 19 NORTH                 MUSKEGON, MICHIGAN 49443-0900
    CLEARWATER, FLORIDA 34624

                  (Name and address of agent for service)
                              (813) 531-1101
       (Telephone number, including area code, of agent for service)

                      CALCULATION OF REGISTRATION FEE
        TITLE OF                        PROPOSED MAXIMUM     PROPOSED MAXIMUM
    SECURITIES TO BE    AMOUNT TO BE     OFFERING PRICE         AGGREGATE            AMOUNT OF
       REGISTERED        REGISTERED      PER SHARE<F3>      OFFERING PRICE<F3>   REGISTRATION FEE<F3>
      Common Stock,      200,000<F1>       $40.32<F2>         $8,064,000<F2>        $2,443.64<F3>
     $.10 par value




     <F1> Plus such indeterminate number of additional shares as may be required to be issued in the event of an adjustment as a result of an increase in the number of issued shares of Common Stock resulting from a subdivision of such shares, the payment of a stock dividend, or certain other capital adjustments.
     <F2> Estimated solely for the purpose of calculating the registration fee.
     <F3> Calculated pursuant to Rule 457(h)(1). On November 4, 1996, the mean between the high and low prices of the Company's Common Stock on the New York Stock Exchange was $40.32.

          In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

===========================================================================

                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed with the Securities and Exchange Commission are incorporated in this registration statement by reference:

           (a)  The Registrant's latest annual report filed pursuant to
                Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

           (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

           (c) The description of the Registrant's Common Stock, $.10 par value, which is contained in the Registrant's Registration Statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant (also referred to as the "Corporation") pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law provides that a Delaware corporation has the power to indemnify its directors, officers, employees, and agents against liability under certain circumstances. Pursuant to its Certificate of Incorporation, as amended, and Bylaws, the Registrant may indemnify a director, officer, employee, or agent described in Section 145 of the Delaware General Corporation Law for liabilities reasonably incurred resulting from any pending, threatened, or completed action or proceeding arising out of such person's position with the Registrant.

        The Registrant's stockholders approved an amendment to the Registrant's Certificate of Incorporation which may have the effect of reducing or eliminating the liability of the Registrant's officers and directors, and which increased the Registrant's obligations with respect to indemnification. The Registrant maintains an insurance policy on behalf of its directors and officers against certain liabilities that may arise under the Securities Act of 1933 (the "Securities Act").

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Registrant pursuant to the foregoing provision, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

        The following exhibits have been filed as part of this registration statement:

        EXHIBIT
        NUMBER                     DESCRIPTION
        -------                    -----------

        4.1 Certificate of Incorporation of Kaydon Corporation, as amended. Previously filed as an exhibit to the Corporation's Registration Statement on Form S-1 (Registration No. 2-89399) filed on February 16, 1984; as amended by Amendment No. 1 to the Registration Statement on Form S-1 (Registration No. 2-89399) filed on March 27, 1984; as further amended by the Corporation's 10-K Annual Report for the fiscal year ended December 31, 1987;
                     and as further amended by the Corporation's Form 10-Q Quarterly Report for the quarter ended March 28, 1992. Incorporated herein by reference.

        4.2 Bylaws. Previously filed as an exhibit to the Corporation's Registration Statement on Form S-1

                     (Registration No. 2-89399) filed on February 16, 1984; as amended by Amendment No. 1 to the Registration Statement on Form S-1 (Registration No. 2-89399) filed on March 27, 1984; as further amended by the Corporation's Form 10-K Annual Report for the fiscal year ended December 31, 1985; and as further amended by the Corporation Form 10-K Annual Report for the fiscal year ended December 31, 1989. Incorporated herein by reference.

        4.3          Seabee Corporation Pension and Retirement Savings
                     Plan.

        5.1          Opinion Regarding Legality of Securities Offered.

        5.2          Undertaking to Submit Plan to the Internal Revenue
                     Service.

        23.1         Consent of Warner Norcross & Judd LLP.  See Exhibit
                     5.1.

        23.2 Consent of Arthur Andersen LLP (Independent Auditors of Kaydon Corporation).

        23.3         Consent of Carney, Alexander, Marold & Co.
                     (Independent Auditors of the Seabee Corporation Pension and Retirement Savings Plan, formerly entitled the Seabee Corporation Employee Stock Ownership Plan).

        24      Powers of Attorney.

ITEM 9. UNDERTAKINGS.

           (a)  The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "1933 Act");

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

           (b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

           (h) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clearwater, State of Florida, on the 7th day of November, 1996.

                                   KAYDON CORPORATION


                                   By /S/ LAWRENCE J. CAWLEY
                                      Lawrence J. Cawley
                                      Chairman and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

      DATE                         NAME AND TITLE
      ----                         --------------


November 7, 1996                   /S/ GERALD J. BREEN
                                   Gerald J. Breen
                                   Director


November 7, 1996                   /S/ BRIAN P. CAMPBELL
                                   Brian P. Campbell
                                   Director


November 7, 1996                   /S/ LAWRENCE J. CAWLEY
                                   Lawrence J. Cawley
                                   Chairman of the Board, Chief Financial
                                   Officer (Principal financial and
                                   accounting officer) and Director


November 7, 1996                   */S/ STEPHEN K. CLOUGH
                                    Stephen K. Clough
                                    President, Chief Executive Officer
                                    (Principal executive officer) and
                                    Director

      DATE                         NAME AND TITLE


November 7, 1996                   /S/ JOHN H.F. HASKELL, JR.
                                   John H.F. Haskell, Jr.
                                   Director


                                   *By /S/ LAWRENCE J. CAWLEY
                                       Lawrence J. Cawley
                                       Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clearwater, State of Florida, on the 7th day of November, 1996.

                              SEABEE CORPORATION PENSION AND
                              RETIREMENT SAVINGS PLAN


                              /S/ LAWRENCE J. CAWLEY
                              Lawrence J. Cawley
                              Chairman and Member of the Seabee Corporation Pension and Retirement Savings Plan
                              Administrative Committee

                               EXHIBIT INDEX


EXHIBIT
NUMBER                        DESCRIPTION
-------                       -----------

4.1 Certificate of Incorporation of Kaydon Corporation, as amended. Previously filed as an exhibit to the Corporation's Registration Statement on Form S-1
          (Registration No. 2-89399) filed on February 16, 1984; as amended by Amendment No. 1 to the Registration Statement on Form S-1 (Registration No. 2-89399) filed on March 27, 1984;
          as further amended by the Corporation's 10-K Annual Report for the fiscal year ended December 31, 1987; and as further amended by the Corporation's Form 10-Q Quarterly Report for the quarter ended March 28, 1992. Incorporated herein by reference.

4.2 Bylaws. Previously filed as an exhibit to the Corporation's Registration Statement on Form S-1 (Registration No. 2-89399) filed on February 16, 1984; as amended by Amendment No. 1 to the Registration Statement on Form S-1 (Registration No. 2-89399) filed on March 27, 1984; as further amended by the Corporation's Form 10-K Annual Report for the fiscal year ended December 31, 1985; and as further amended by the Corporation Form 10-K
          Annual Report for the fiscal year ended December 31, 1989. Incorporated herein by reference.

4.3        Seabee Corporation Pension and Retirement Savings Plan.

5.1        Opinion Regarding Legality of Securities Offered.

5.2        Undertaking to Submit Plan to the Internal Revenue Service.

23.1       Consent of Warner Norcross & Judd LLP.  See Exhibit 5.1.

23.2       Consent of Arthur Andersen LLP (Independent Auditors of Kaydon
           Corporation).

23.3 Consent of Carney, Alexander, Marold & Co. (Independent Auditors of the Seabee Corporation Pension and Retirement Savings Plan, formerly entitled the Seabee Corporation Employee Stock Ownership
           Plan).

24         Powers of Attorney.